PRESS RELEASE
FROM:
NYSE: NLY

                        ANNALY MORTGAGE MANAGEMENT, INC.
                           1211 AVENUE OF THE AMERICAS
                                   SUITE 2902
                            NEW YORK, NEW YORK 10036

-------------------------------------------------------------------------------
FOR FURTHER INFORMATION

Kathryn Fagan, Chief Financial Officer
212-696-0100
Investor Relations
1- (888) 8Annaly
www.annaly.com

FOR IMMEDIATE RELEASE

      ANNALY MORTGAGE MANAGEMENT, INC. ANNOUNCES 3rd QUARTER 2003 EARNINGS

New York, New York -October 21, 2003 - Annaly Mortgage Management, Inc. (NYSE:
NLY) today reported earnings for the quarter ended September 30, 2003 of $28,479,000 or $0.30 per average share outstanding, as compared to $56,668,000 or $0.68 per average share outstanding for the quarter ended September 30, 2002.

The Company was able to provide an annualized return on average equity of 9.88% for the quarter ended September 30, 2003, as compared to 20.79% for the quarter ended June 30, 2003, and 21.24% for the quarter ended September 30, 2002. Dividends declared for the quarter ended September 30, 2003 were $0.28 per share, compared to $0.60 for the quarter ended June 30, 2003 and $0.68 per share for the quarter ended September 30, 2002. The annualized dividend yield for the quarter, based on the September 30, 2003 closing price of $16.42, was 6.82%.

"Our third quarter results reflect the transition from a period of very low interest rates and very high prepayment speeds to a period of higher rates and slower speeds," said Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly. "As we have reiterated time and again in 2002 and 2003, our job as managers during this time has been to protect capital and remain defensive until the fundamentals of the mortgage market improved. The good news is that amortization expense--which has exceeded interest expense through the first 9 months of the year--is now subsiding. Looking ahead to the fourth quarter and beyond, we expect that the substantial reduction in prepayment speeds and premium amortization will serve to enhance earnings."

For the quarter ended September 30, 2003, the yield on average earning assets was 2.13% and the cost of funds on the average repurchase balance was 1.44%, which equates to an interest rate spread of 0.69%. This is a 56 basis point decrease over the 1.25% interest rate spread for the quarter ended June 30, 2003, when the yield on average earning assets was 2.93% and the cost of funds on the average repurchase balance was 1.68%, and a 128 basis point decrease over the 1.97% interest rate spread for the quarter ended September 30, 2002, when the yield on average earning assets was 4.10% and the cost of funds on the average repurchase balance was 2.13%.

The Constant Prepayment Rate increased to 48% during the third quarter of 2003, as compared to 44% in the second quarter of 2003 and 34% for the quarter ended September 30, 2002. The homeowners' prepayment option makes the average term, yield and performance of a mortgage-backed security uncertain because of the uncertainty in timing the return of principal. In general, prepayments decrease the total yield on a bond purchased at a premium, because over the life of the bond that premium has to be amortized. The faster prepayments, the shorter the life of the security, which results in the increased amortization. The total amount of amortization for the quarters ended September 30, 2003, June 30, 2003, and September 30, 2002 were $72,047,000, $57,615,000, and $28,229,000, respectively. The weighted average
purchase price of the portfolio was 102.6 at September 30, 2003, 102.5 at June 30, 2003, and 102.3 at September 30, 2002.

"While the bond market has shown remarkable price volatility during the quarter, its dominant feature has been the historically fast prepayment speeds due to refinancing activity," said Wellington Denahan, Vice Chairman and Chief Investment Officer. "Because of the two to three month lag between mortgage applications and their related cash flows, during the third quarter we recognized the amortization expense related to the second quarter peak in the MBA Refi Index. Since the peak on May 30, the MBA Refi Index has fallen approximately 75%. Accordingly, we expect to see our amortization expense fall beginning in the fourth quarter."

For the quarter ended September 30, 2003, the Company's gain on sale of assets was $9.7 million as compared to $20.2 million in the quarter ended June 30, 2003 and $4.7 million for the quarter ended September 30, 2002. Leverage at September 30, 2003 was 9.8:1, in comparison to 10.5:1 at June 30, 2003 and 9.0:1 at
September 30, 2002.

General and administration expenses, as a percent of average assets was 0.12% for the quarters ended September 30, 2003, June 30, 2003 and September 30, 2002, respectively. In addition, the Company's Dividend Efficiency Ratio, calculated as general and administrative expenses divided by dividends paid, was 15.3%, 7.4% and 5.7% for the quarters ended September 30, 2003, June 30, 2003, and September 30, 2002, respectively. "In our simple, low G&A business model," said Mr. Farrell, "the increase in net interest income that comes about from reductions in premium amortization essentially drops to the bottom line."

At September 30, 2003, June 30, 2003, and September 30, 2002, respectively, the Company had a book value of $11.94, $12.35 and $12.84. The Company classifies all investment securities as "available for sale;" therefore requiring the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 31% of the Company's portfolio at September 30, 2003. The balance of the portfolio was comprised of 50% adjustable rate mortgages and 19% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of September 30, 2003, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.

The Company is a Maryland corporation which owns and manages a portfolio of mortgage-backed securities. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition. The Company has elected to be taxed as a real estate investment trust ("REIT") and currently has 95,984,229 shares of common stock outstanding.

The Company will hold the 3rd quarter 2003 earnings conference call on Wednesday, October 22, 2003 at 10:00 a.m. EST. The number to call is 1-800-838-4403. The re-play number is 1-800-428-6051 and the pass code is 310828. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                        ANNALY MORTGAGE MANAGEMENT, INC.
                        STATEMENTS OF FINANCIAL CONDITION
                           (DOLLARS IN THE THOUSANDS)

                                                 SEPT. 30, 2003  JUNE 30, 2003    MARCH 31, 2003   DEC. 31, 2002   SEPT. 30, 2002
                                                   (UNAUDITED)    (UNAUDITED)       (UNAUDITED)                      (UNAUDITED)
                                                 --------------- --------------- ----------------- --------------- ----------------
ASSETS

Cash and cash equivalents                            $     3,381     $       304       $       945     $       726      $     2,002
Mortgage-Backed Securities, at fair value             11,628,271      12,887,495        11,674,910      11,551,857       11,489,538
Agency Debentures, at fair value                         976,814       1,375,980           643,160          -                -
Receivable for Mortgage-Backed Securities sold           177,304         387,218           304,766          55,954           77,232
Accrued interest receivable                               53,955          58,026            50,087          49,707           49,950
Other assets                                               1,233           1,104               873             840            1,260
                                                 --------------- --------------- ----------------- --------------- ----------------

Total assets                                         $12,840,958     $14,710,127       $12,674,741     $11,659,084      $11,619,982
                                                 =============== =============== ================= =============== ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                              $11,201,897     $12,162,333       $10,192,049     $10,163,174       $9,809,968
  Payable for Mortgage-Backed Securities
     purchased                                           445,148       1,306,238         1,335,427         338,691          634,598
  Accrued interest payable                                13,868          16,788            15,915          14,935           28,035
  Dividends payable                                       26,876          56,420            50,789          57,499           57,465
  Other liabilities                                        4,294           4,708             2,816           2,812            2,592
  Accounts payable                                         3,147           2,202             1,033           1,907            2,319
                                                 --------------- --------------- ----------------- --------------- ----------------

Total liabilities                                     11,695,230      13,548,689        11,598,029      10,579,018       10,534,977
                                                 --------------- --------------- ----------------- --------------- ----------------

Stockholders' Equity:
  Common stock: par value $.01 per share;
     500,000,000 authorized, 95,964,915,
     94,030,753, 84,647,484, 84,569,206,
     and 84,507,065 shares issued and
     outstanding, respectively                               960             940               846             846              845
  Additional paid-in capital                           1,192,819       1,157,092         1,004,370       1,003,200        1,002,197
  Accumulated other comprehensive income (loss)         (51,870)           1,190            71,000          75,511           74,382
  Retained earnings                                        3,819           2,216               496             509            7,581
                                                 --------------- --------------- ----------------- --------------- ----------------

Total stockholders' equity                             1,145,728       1,161,438         1,076,712       1,080,066        1,085,005
                                                 --------------- --------------- ----------------- --------------- ----------------

Total liabilities and stockholders' equity           $12,840,958     $14,710,127       $12,674,741     $11,659,084      $11,619,982
                                                 =============== =============== ================= =============== ================

                        ANNALY MORTGAGE MANAGEMENT, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                             (FOR THE QUARTERS ENDED)
                                                SEPTEMBER 30,      JUNE 30,        MARCH 31,       DECEMBER 31,    SEPTEMBER 30,
                                                     2003            2003             2003             2002             2002
                                               ----------------- --------------- ---------------- ---------------- ----------------
INTEREST INCOME                                         $66,855         $93,892          $87,500          $92,641         $109,201

INTEREST EXPENSE                                         43,922          51,770           44,048           49,874           54,012
                                               ----------------- --------------- ---------------- ---------------- ----------------

NET INTEREST INCOME                                      22,933          42,122           43,452           42,767           55,189

GAIN ON SALE OF MORTGAGE-BACKED SECURITIES
                                                          9,656          20,231           11,020           11,563            4,747

GENERAL AND ADMINISTRATIVE
EXPENSES                                                  4,110           4,201            3,697            3,904            3,268
                                               ----------------- --------------- ---------------- ---------------- ----------------

NET INCOME                                               28,479          58,152           50,775           50,426           56,668
                                               ----------------- --------------- ---------------- ---------------- ----------------

OTHER COMPREHENSIVE INCOME (LOSS):
  Unrealized gain (loss) on available-for-sale         (43,405)        (49,579)            6,509           12,692           11,846
    securities
  Less: reclassification adjustment for net
    gains included in net income                        (9,656)        (20,231)         (11,020)         (11,563)          (4,747)
                                               ----------------- --------------- ---------------- ---------------- ----------------
  Other comprehensive income (loss)                    (53,061)        (69,810)          (4,511)            1,129            7,099
                                               ----------------- --------------- ---------------- ---------------- ----------------

COMPREHENSIVE INCOME (LOSS)                           $(24,582)       $(11,658)          $46,264          $51,555          $63,767
                                               ================= =============== ================ ================ ================

NET INCOME PER SHARE:
  Basic                                                   $0.30           $0.62            $0.60            $0.60            $0.68
                                               ================= =============== ================ ================ ================

  Diluted                                                 $0.30           $0.62            $0.60            $0.60            $0.68
                                               ================= =============== ================ ================ ================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic                                              94,685,685      93,384,128       84,606,786       84,525,171       83,668,422
                                               ================= =============== ================ ================ ================

  Diluted                                            95,500,486      93,588,024       84,837,390       84,766,747       83,939,870
                                               ================= =============== ================ ================ ================

                        ANNALY MORTGAGE MANAGEMENT, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                            FOR THE NINE MONTHS    FOR THE NINE MONTHS
                                                                            ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                                                   2003                   2002
                                                                           ---------------------- ----------------------
INTEREST INCOME                                                                         $248,247               $311,524

INTEREST EXPENSE                                                                         139,740                141,884
                                                                           ---------------------- ----------------------

NET INTEREST INCOME                                                                      108,507                169,640

GAIN ON SALE OF MORTGAGE-BACKED SECURITIES                                                40,907                  9,500

GENERAL AND ADMINISTRATIVE EXPENSES                                                       12,008                 10,059
                                                                           ---------------------- ----------------------

NET INCOME                                                                               137,406                169,081
                                                                           ---------------------- ----------------------

OTHER COMPREHENSIVE INCOME (LOSS):
  Unrealized gain (loss) on available-for-sale securities                               (86,474)                 45,713
  Less:  reclassification adjustment for net gains included in net income               (40,907)                (9,500)
                                                                           ---------------------- ----------------------
  Other comprehensive income (loss)                                                    (127,381)                 36,213
                                                                           ---------------------- ----------------------

COMPREHENSIVE INCOME (LOSS)                                                              $10,025               $205,294
                                                                           ====================== ======================

NET INCOME PER SHARE:
  Basic                                                                                    $1.51                  $2.08
                                                                           ====================== ======================

  Diluted                                                                                  $1.50                  $2.07
                                                                           ====================== ======================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic                                                                               90,929,196             81,206,156
                                                                           ====================== ======================

  Diluted                                                                             91,750,472             81,490,436
                                                                           ====================== ======================